EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in this registration statement on Form SB-2/A of our report dated January 14, 2004 (except as to Notes 12 and 13, as to which the date is September 17, 2004), which appears on page F-13 for the year ended December 31, 2003, and to reference to our Firm under the caption "Experts" in the prospectus.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
December 17, 2004